FORM 8-A/A

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              GENETIC VECTORS, INC.
                     --------------------------------------
                     (Exact Name of Registrant as Specified
                                 in its Charter)

           FLORIDA                                       65-0324710
-------------------------------                       -------------------
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                       Identification No.)


                            2000 South Dixie Highway
                                    Suite 100
                              Miami, Florida 33133
              -----------------------------------------------------
              (Address of Registrant's principal executive offices)

        Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

         If this Form relates to the registration of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

       Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.001 per share
                          -----------------------------
                                (Title of class)

ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  The information set forth under the caption, "Description of Securities," on page 44 of the Registrant's Preliminary Prospectus that forms a part of Amendment No. 2 to the Registration Statement on Form SB-2 as filed by the Registrant with the Securities and Exchange Commission (Registration Number 333-5530-A) on December 6, 1996, is incorporated herein by reference.


                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       GENETIC VECTORS, INC.

December 18, 1996             By:      /s/ Mead M. McCabe, Sr.
                                       ------------------------------
                                       Mead M. McCabe, Sr.
                                       Chairman of the Board